                                                                  EXHIBIT 99.2

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
International Remote Imaging Systems, Inc.

Board of Directors
Perceptive Scientific Instruments, Inc.:

     We have audited the accompanying consolidated balance sheets of Perceptive Scientific Instruments, Inc. (a wholly-owned subsidiary of Digital Imaging Technologies, Inc.) and subsidiary as of December 31, 1995 and 1994, the related combined and consolidated statements of operations, stockholder's deficit and cash flows for each of the years in the three-year period ended December 31, 1995. These combined and consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined and consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Perceptive Scientific Instruments, Inc. and Subsidiary as of December 31, 1995 and 1994, and the combined and consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As more fully described in Note 10, substantially all of the net assets of the Company were sold to International Remote Imaging Systems, Inc. on July
31, 1996.

                                          COOPERS & LYBRAND L.L.P.

                                          /s/  Coopers & Lybrand L.L.P.

Houston, Texas
September 13, 1996

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 31,
                                                      ---------------------------
                                                         1994            1995
                                                      -----------     -----------      JUNE 30,
                                                                                         1996
                                                                                      -----------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash..............................................  $    90,843     $   354,421     $    97,039
  Receivables:
     Trade..........................................      702,741       1,868,620       1,740,365
     Other..........................................       26,848          39,522         143,911
  Inventories.......................................      595,548         344,166         431,147
  Prepaid expenses and other current assets.........       22,710          23,958          34,644
                                                      -----------     -----------     -----------
          Total current assets......................    1,438,690       2,630,687       2,447,106
Property and equipment, at cost, net................      525,380         568,186         629,068
Capitalized software costs, net.....................      528,348         655,727         610,488
Other assets........................................       62,528          23,852          25,262
                                                      -----------     -----------     -----------
          Total assets..............................  $ 2,554,946     $ 3,878,452     $ 3,711,924
                                                      ===========     ===========     ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Notes payable.....................................  $        --     $    90,733     $        --
  Current maturities of capital lease obligations...        4,600           5,644           5,644
  Accounts payable..................................      342,772         548,727         873,070
  Accrued expenses..................................      216,779         647,611         688,936
  Billings in excess of cost and gross profit on
     fixed grants...................................           --              --          26,156
  Deferred maintenance revenue......................      174,075         175,738         253,138
  Customer deposits.................................           --          82,823          70,548
                                                      -----------     -----------     -----------
          Total current liabilities.................      738,226       1,551,276       1,917,492
Payable to parent company...........................    6,324,249       7,874,989       7,705,611
Capital lease obligations, net of current
  maturities........................................       18,470          13,046          10,923
                                                      -----------     -----------     -----------
          Total liabilities.........................    7,080,945       9,439,311       9,634,026
Commitments and contingencies
Stockholder's deficit:
  Preferred stock, no par value, 1,000,000 shares
     authorized, no shares issued or outstanding
  Common stock, $.01 par value, 1,000,000 shares
     authorized, 10 shares issued and outstanding,
     and additional paid-in capital.................        1,000           1,000           1,000
  Accumulated deficit...............................   (4,537,856)     (5,569,850)     (5,928,015)
  Cumulative foreign currency translation
     adjustment.....................................       10,857           7,991           4,913
                                                      -----------     -----------     -----------
          Total stockholder's deficit...............   (4,525,999)     (5,560,859)     (5,922,102)
                                                      -----------     -----------     -----------
          Total liabilities and stockholder's
            deficit.................................  $ 2,554,946     $ 3,878,452     $ 3,711,924
                                                      ===========     ===========     ===========

 The accompanying notes are an integral part of these combined and consolidated financial statements.

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

               COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

                                         YEARS ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                                  (UNAUDITED)
Revenues:
  System sales..................  $ 2,257,017   $ 3,611,992   $ 4,655,242   $ 2,027,269   $ 3,236,977
  Service and supply............      693,924       674,827       728,198       321,303       329,128
  Other.........................       18,856        44,234        10,600        36,315        85,608
                                  -----------   -----------    ----------    ----------    ----------
          Total revenues........    2,969,797     4,331,053     5,394,040     2,384,887     3,651,713
Costs of sales:
  System sales..................    1,209,408     1,994,143     2,067,008       870,922     1,308,998
  Service and supply............      248,189       271,570       286,326        82,984        60,405
  Other.........................        2,912         9,190            --        43,093        89,415
                                  -----------   -----------    ----------    ----------    ----------
          Total costs of
            sales...............    1,460,509     2,274,903     2,353,334       996,999     1,458,818
                                  -----------   -----------    ----------    ----------    ----------
          Gross margin..........    1,509,288     2,056,150     3,040,706     1,387,888     2,192,895
Operating expenses:
  Selling, general and
     administrative.............    3,193,185     2,572,061     3,223,388     1,308,180     1,652,178
  Research and development, net
     of grants..................       86,450        92,806       308,460       132,289       560,044
  Bad debt......................        6,661        35,034        11,273         5,667            --
                                  -----------   -----------    ----------    ----------    ----------
          Total operating
            expenses............    3,286,296     2,699,901     3,543,121     1,446,136     2,212,222
                                  -----------   -----------    ----------    ----------    ----------
          Income (loss) from
            operations..........   (1,777,008)     (643,751)     (502,415)      (58,248)      (19,327)
Other income (expense):
  Interest income...............       94,936       115,148            --            --            --
  Interest expense..............     (363,272)     (506,816)     (538,518)     (267,141)     (309,244)
  Foreign currency transaction
     gain (loss)................           --       (14,256)        1,957        10,070       (25,887)
  Other.........................       (1,290)      (11,515)        6,982         2,625        (3,707)
                                  -----------   -----------    ----------    ----------    ----------
          Total other income
            (expense)...........     (269,626)     (417,439)     (529,579)     (254,446)     (338,838)
                                  -----------   -----------    ----------    ----------    ----------
          Loss before income
            taxes...............   (2,046,634)   (1,061,190)   (1,031,994)     (312,694)     (358,165)
Provision for income taxes......           --            --            --            --            --
                                  -----------   -----------    ----------    ----------    ----------
          Net loss..............  $(2,046,634)  $(1,061,190)  $(1,031,994)  $  (312,694)  $  (358,165)
                                  ===========   ===========    ==========    ==========    ==========

 The accompanying notes are an integral part of these combined and consolidated financial statements.

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

         COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDER'S DEFICIT

                                               COMMON STOCK AND                      CUMULATIVE
                                                  ADDITIONAL                           FOREIGN
                                               PAID-IN CAPITAL                        EXCHANGE
                                              ------------------     ACCUMULATED     TRANSLATION
                                              SHARES      VALUE        DEFICIT       ADJUSTMENTS        TOTAL
                                              ------     -------     -----------     -----------     -----------
Stockholder's equity, January 1, 1993.......    10       $ 1,000     $(1,430,032)      $    --       $(1,429,032)
  Net loss..................................                  --      (2,046,634)           --        (2,046,634)
  Foreign currency translation
     adjustments............................                  --              --        (1,378)           (1,378)
                                                --        ------     -----------       -------       -----------
Stockholder's equity, December 31, 1993.....    10         1,000      (3,476,666)       (1,378)       (3,477,044)
  Net loss..................................                  --      (1,061,190)                     (1,061,190)
  Foreign currency translation
     adjustments............................                  --              --        12,235            12,235
                                                --        ------     -----------       -------       -----------
Stockholder's equity, December 31, 1994.....    10         1,000      (4,537,856)       10,857        (4,525,999)
  Net loss..................................                  --      (1,031,994)           --        (1,031,994)
  Foreign currency translation
     adjustments............................                  --              --        (2,866)           (2,866)
                                                --        ------     -----------       -------       -----------
Stockholder's equity, December 31, 1995.....    10         1,000      (5,569,850)        7,991        (5,560,859)
  Net loss (unaudited)......................                  --        (358,165)           --          (358,165)
  Foreign currency translation adjustments
     (unaudited)............................                  --              --        (3,078)           (3,078)
                                                --        ------     -----------       -------       -----------
Stockholder's equity, June 30, 1996
  (unaudited)...............................             $ 1,000     $(5,928,015)      $ 4,913       $(5,922,102)
                                                10
                                                ==        ======     ===========       =======       ===========

 The accompanying notes are an integral part of these combined and consolidated financial statements.

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

               COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         SIX MONTHS ENDED
                                                  YEARS ENDED DECEMBER 31,                   JUNE 30,
                                          -----------------------------------------   -----------------------
                                              1993           1994          1995          1995         1996
                                          ------------   ------------   -----------   ----------   ----------
                                                                                            (UNAUDITED)
Cash flows from operating activities:
  Net loss............................... $ (2,046,634)  $ (1,061,190)  $(1,031,994)  $ (312,694)  $ (358,165)
  Adjustments to reconcile net loss to
     net cash provided from operating
     activities:
     Depreciation and amortization.......       98,856        254,768       501,271      259,649      288,373
     Changes in operating assets and
       liabilities:
       Receivables -- trade..............     (349,016)      (185,150)   (1,165,879)    (585,583)     128,255
       Inventories.......................      (40,784)       162,757       251,382       (6,644)     (86,981)
       Prepaid expenses and other current
          assets.........................      (32,404)       153,607        (1,247)       5,932      (10,686)
       Accounts payable and accrued
          expenses.......................      352,160       (236,208)      636,787      451,097      365,668
       Deferred maintenance revenue......        3,176        (41,810)        1,663        4,888       77,400
       Other.............................           --             --        38,676      (10,436)      24,746
                                           -----------    -----------   -----------    ---------    ---------
          Net cash provided by (used in)
            operating activities.........   (2,014,646)      (953,226)     (769,341)    (193,791)     428,610
Cash flows from investing activities:
  Additions to property and equipment....      (33,573)      (225,440)     (277,817)     (86,141)    (201,427)
  Additions to capitalized software
     costs...............................     (284,874)       (91,088)     (393,640)    (471,233)    (102,589)
  Change in receivables -- other.........      (14,590)       (27,275)      (12,674)    (194,065)    (104,389)
                                           -----------    -----------   -----------    ---------    ---------
          Net cash used in investing
            activities...................     (333,037)      (343,803)     (684,131)    (751,439)    (408,405)
Cash flows from financing activities:
  Increase (decrease) in payable to
     parent company......................    2,155,468      1,702,212     1,550,740      716,326     (169,378)
  Principal borrowings (payments) on
     notes payable.......................           --             --        90,733           --      (90,733)
  Principal reductions of capital lease
     obligations.........................           --       (128,250)       (4,380)      (2,092)      (2,123)
  Increase (decrease) in customer
     deposits............................      260,616       (266,616)       82,823        5,432      (12,275)
                                           -----------    -----------   -----------    ---------    ---------
          Net cash provided by (used in)
            financing activities.........    2,416,084      1,307,346     1,719,916      719,666     (274,509)
Effect of exchange rate changes on
  cash...................................       (1,378)        12,234        (2,866)      23,696       (3,078)
                                           -----------    -----------   -----------    ---------    ---------
Increase (decrease) in cash..............       67,023         22,551       263,578     (201,868)    (257,382)
Cash, beginning of year..................        1,269         68,292        90,843       90,843      354,421
                                           -----------    -----------   -----------    ---------    ---------
Cash, end of period...................... $     68,292   $     90,843   $   354,421   $ (111,025)  $   97,039
                                           ===========    ===========   ===========    =========    =========
Supplemental cash flow information:
Cash paid for interest................... $    363,272   $    506,816   $   538,518   $  267,141   $  294,457
                                           ===========    ===========   ===========    =========    =========

 The accompanying notes are an integral part of these combined and consolidated financial statements.

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

            NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1996 IS UNAUDITED

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Perceptive Scientific Instruments, Inc. (the "Company") is engaged in the development, supply, and servicing of digital imaging systems for biological, clinical and research applications. The Company owns approximately 99% of the common stock of Perceptive Scientific International Limited ("PSI Ltd."), a United Kingdom company. The Company was formed in June 1994 as a wholly-owned subsidiary of Digital Imaging Technologies, Inc. ("DITI"). Upon formation, the net assets applicable to the Company's operations, including the investment in PSI Ltd., were transferred from DITI to the Company. The accompanying financial statements represent the consolidated financial condition, results of operations and cash flows of the Company from the date of formation and the combined results of operations and cash flows of the net assets applicable to the Company's operations prior to the formation of the Company. All significant intercompany transactions have been eliminated.

  Unaudited Interim Financial Statements

     The consolidated financial statements for the six months ended June 30, 1995 and 1996, have been prepared from the Company's books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring items necessary for a fair presentation for the periods indicated, have been included. Interim results are not necessarily indicative of results for a full year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Revenue from the sale of digital imaging systems is recognized when the system is delivered for installation.

     The Company provides service under the terms of maintenance contracts which are generally for a term of one to two years. Service revenue is recognized as services are provided. Maintenance contract payments received in advance are deferred and amortized to income ratably over the contract term.

     From time to time the Company is awarded grants from agencies of the United States to conduct research and development. The Company retains all rights to products developed as a result of the grant projects. The funding available under a grant is based on qualifying costs incurred, up to a maximum amount, or a fixed amount. Grant funding on a cost reimbursement basis is recorded as a reduction of costs incurred. Grant funding on a fixed basis is recorded as a reduction of costs incurred and the excess of the grant over total estimated costs, if any, is recognized as income under the percentage-of-completion method based on costs incurred to total estimated costs.

  Concentrations of Credit Risk

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits.

     The Company sells products and provides service to customers primarily in the health care industry throughout the United States and various foreign countries. Sales in foreign countries are made through PSI

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

Ltd. The Company's normal credit terms for trade receivables are 30 days. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Reserves are maintained for potential credit losses. No allowance was considered necessary at December 31, 1994 and 1995, and June 30, 1996.

  Inventory

     Inventory is stated using the first-in, first-out method, at the lower of actual cost, based on specific identification, or market.

  Property and Equipment

     Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation of fixed assets is provided using the straight-line method over the estimated useful lives of the asset ranging primarily from 3 to 5 years. Amortization of assets under capital lease is provided on a straight-line basis over the term of the related lease agreement.

     Costs of maintenance and repairs are charged to expense when incurred; costs of renewals and betterments are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated form the respective accounts, and the resulting gain or loss is included in current income.

  Computer Software Costs -- Research and Development and Product Development Costs

     The Company develops computer software for use in the digital imaging systems. Computer software research and development costs are expensed as incurred. Computer software product development costs are capitalized beginning when a product's technological feasibility has been established and ending when a product is ready for general release to customers. Product development costs are amortized over a period of three to five years based on the product's estimated economic life. Unamortized software development costs are evaluated for impairment on a product-by-product basis at each balance sheet date by comparing the unamortized costs with the estimated net realizable value. Estimated net realizable value is the estimated future gross revenues from a product reduced by the estimated future costs of completing and disposing of a product, including the costs of performing maintenance and customer support required to satisfy the Company's responsibility set forth at the time of sale. To the extent that unamortized costs exceed net realizable value, the excess is included in current amortization expense. It is at least reasonably possible that the estimated net realizable value of the Company's products will change in the near term and such changes will impact the timing of amortization expense of future periods.

     Amortization of capitalized software development costs amounted to $64,724, $138,070, $266,261 and $147,828 for the years ended December 31, 1993, 1994 and
1995 and the six months ended June 30, 1996, respectively.

  Income Taxes

     The Company, excluding PSI Ltd., is included in the consolidated U.S. income tax return of DITI. PSI Ltd. files a separate income tax return in the United Kingdom. U.S. income taxes are determined as if the Company filed a separate income tax return.

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax expense represents the change in the deferred tax asset/liability balances. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

  Product Warranties

     The Company sells products under warranties generally ranging from 1 year to 2 years. The estimated future cost under existing warranties has been provided for in the accompanying combined and consolidated financial statements.

  Foreign Currency Translation

     The assets and liabilities of PSI Ltd. have been translated to U.S. dollars using the exchange rate in effect at the balance sheet date. Results of operations have been translated using the average exchange rate during the year. Resulting translation adjustments have been recorded as a separate component of stockholder's equity as "Cumulative Foreign Currency Translation Adjustments." Foreign currency transaction gains and losses are included in the combined and consolidated statement of operations as they occur.

  Recent Accounting Pronouncement

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of ("Statement 121"). Statement 121 addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used. Statement 121 also addresses the accounting for long-lived assets and certain identifiable intangibles to be disposed of, establishes guidance for recognizing and measuring impairment losses and requires that the carrying amount of impaired assets be reduced to fair value. Statement 121 was effective for fiscal years beginning after December 15, 1995. The impact of the adoption of Statement 121 was not material to the Company's June 30, 1996 financial statements.

2. INVENTORIES

     Inventories consisted of the following:



                                                           DECEMBER 31,
                                                      -----------------------      JUNE 30,
                                                        1994          1995           1996
                                                      ---------     ---------     -----------
                                                                                  (UNAUDITED)
    System components...............................  $ 435,799     $ 227,890      $  279,981
    Customer service................................    159,749       116,276         151,166
                                                       --------      --------        --------
                                                      $ 595,548     $ 344,166      $  431,147
                                                       ========      ========        ========

3. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:



                                                           DECEMBER 31,
                                                     ------------------------      JUNE 30,
                                                       1994           1995           1996
                                                     ---------     ----------     -----------
                                                                                  (UNAUDITED)
    Office equipment and furniture.................  $ 403,024     $  537,800     $   809,847
    Demonstration equipment........................    250,866        335,719         298,701
    Marketing equipment............................     72,010         74,941          74,941
    Leasehold improvements.........................         --         55,257          21,655
                                                      --------     ----------      ----------
                                                       725,900      1,003,717       1,205,144
    Less accumulated depreciation and
      amortization.................................    200,520        435,531         576,076
                                                      --------     ----------      ----------
                                                     $ 525,380     $  568,186     $   629,068
                                                      ========     ==========      ==========

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

4. INCOME TAXES

     Deferred income taxes under the liability method reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred income tax were as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                   1994            1995
                                                                -----------     -----------
    Deferred tax assets:
      Net operating loss carryforwards........................  $ 1,849,667     $ 2,180,925
      Research credit carryforwards...........................       70,700          82,000
                                                                -----------     -----------
                                                                  1,920,367       2,262,925
    Deferred tax liabilities -- Software development costs and
      other...................................................      187,798         235,132
                                                                -----------     -----------
    Net deferred tax assets, before valuation allowance.......    1,732,569       2,027,793
    Valuation allowance.......................................   (1,732,569)     (2,027,793)
                                                                -----------     -----------
    Net deferred tax assets...................................  $        --     $        --
                                                                ===========     ===========

     Under the liability method, a valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the Company's historical taxable loss record, management has evaluated that it is more likely than not that the Company's net deferred tax assets will not be utilized and, accordingly, a valuation allowance has been provided against the entire balance.

     The difference between the benefit for income taxes at the statutory rate and the recorded income tax provision is primarily the result of the increase in the valuation allowance against net deferred tax assets.

     At December 31, 1995, the Company has available net operating loss carryforwards attributable to the United States and United Kingdom operations of approximately $6,200,000 and $55,000, respectively, which, if not utilized, will expire during the years 2006 through 2010. At December 31, 1995, the Company has available qualified research credit carryforwards of approximately $82,000 which, if not utilized, expire at various dates through 2010.

5. RELATED PARTY TRANSACTIONS

     Substantially all financing requirements of the Company is provided by DITI and its predecessor. DITI and its predecessor allocates interest expense and certain salary and overhead costs to the Company under informal arrangements. Activity between the Company and DITI and its predecessor is recorded in the

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

payable to parent account. There are no formal arrangements for repayment of the outstanding balance. Following is an analysis of activity in the payable to parent account:

        Payable to Parent, January 1, 1993..............................  $ 2,375,000
          Net borrowings................................................      966,311
          Allocated interest expense....................................      363,272
                                                                           ----------
        Payable to Parent, December 31, 1993............................    3,704,583
          Net borrowings................................................    2,246,677
          Allocated interest expense....................................      308,899
          Allocated salaries and overhead...............................       64,090
                                                                           ----------
        Payable to Parent, December 31, 1994............................    6,324,249
          Net borrowings................................................      682,566
          Allocated interest expense....................................      537,163
          Allocated salaries and overhead...............................      331,011
                                                                           ----------
        Payable to Parent, December 31, 1995............................    7,874,989
          Net payments..................................................     (746,255)
          Allocated interest expense....................................      286,501
          Allocated salaries and overhead...............................      290,376
                                                                           ----------
        Payable to Parent, June 30, 1996 (unaudited)....................  $ 7,705,611
                                                                           ==========

     Allocated interest, salaries and overhead have been charged to operations during the periods indicated.

6. COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Company leases office space with minimal monthly lease rentals of $11,462 through December 2001. Rent expense was $208,613, $164,115, $137,615, and $78,854 for the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1996, respectively.

  Litigation

     The Company was a defendant in a lawsuit related to the purchase of assets from the Company's predecessor. The Company was released as a defendant in April 1994. The Company executed a guarantee for the payment of legal fees for all defendants of the lawsuit. Legal fees payable at December 31, 1995, and included in accrued expenses were approximately $256,000. Legal fees incurred during 1995 and charged to expense subsequent to the Company's release from the lawsuit were approximately $100,000. Management believes that the Company will not incur any future liabilities with respect to this lawsuit.

  Indebtedness of Parent

     The Company is co-maker of a $1,000,000 line of credit with a bank, bearing interest at the prime rate plus 3%, with an original maturity date of March 1, 1996. The line of credit is collateralized by the Company's accounts receivable, inventories, and property and equipment. All proceeds from the line of credit have been utilized by DITI and the obligation for unpaid principal is not reflected in the Company's balance sheet. Subsequent to December 31, 1995, the line of credit was extended to December 1, 1996, and the amount available was increased to $1,500,000. The unpaid principal balance on the line of credit was $1,000,000 and $1,500,000 at December 31, 1995 and June 30, 1996, respectively.
The line of credit was retired on July 31, 1996, with proceeds from the sale of the Company (see Note 10).

                    PERCEPTIVE SCIENTIFIC INSTRUMENTS, INC.

7. FOREIGN OPERATIONS

     Summary financial information of PSI Ltd. is presented below:


                                                     DECEMBER 31,
                                      -----------------------------------------      JUNE 30,
                                         1993           1994           1995            1996
                                      ----------     ----------     -----------     -----------
                                                                                    (UNAUDITED)
    Total assets....................  $  553,183     $  673,022     $ 1,493,736     $ 1,317,258
    Total liabilities...............     234,520        309,059       1,087,071         817,018
    Total stockholder's equity......     318,663        363,963         406,665         500,240
    Total revenue...................   1,068,214      2,019,045       3,081,071       1,995,603
    Total income (loss).............    (289,227)        33,492          46,334          96,646

8. EMPLOYEE RETIREMENT PLAN

     All employees of PSI Ltd. are covered by a defined contribution plan whereby PSI Ltd. provides matching contributions of up to 4.5% of an employee's salary. Total contributions charged to expense for the years ended December 31, 1993, 1994 and 1995, and the six months ended June 30, 1996, were $26,717, $34,189, $33,161, and $23,515 respectively.

9. ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                       DECEMBER 31,
                                                  -----------------------      JUNE 30,
                                                    1994          1995           1996
                                                  ---------     ---------     -----------
                                                                              (UNAUDITED)
        Accrued warranty costs..................  $  71,075     $ 109,991      $  146,458
        Commissions.............................     43,841       353,302         262,637
        Other...................................    101,863       184,318         279,841
                                                   --------      --------        --------
                                                  $ 216,779     $ 647,611      $  688,936
                                                   ========      ========        ========

10. SUBSEQUENT EVENT

     On July 31, 1996, substantially all of the net assets of the Company, with the exception of cash, intercompany liabilities, and other defined obligations, and substantially all of the net assets of an affiliated company were acquired by International Remote Imaging Systems, Inc. ("IRIS") for a purchase price consisting of $9.1 million in cash, an 8.5% subordinated note payable due 2001 in the amount of $7.0 million, and a warrant to purchase 875,000 shares of IRIS's common stock at an exercise price of $8 per share. The purchase agreement excludes any future obligations that may arise with respect to the litigation described in Note 6 from the liabilities assumed by IRIS. Furthermore, net operating and research tax credit carryforwards described in Note 4 are not available to IRIS as a result of the net asset purchase.